UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2017

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On February 17, 2017, International Isotopes Inc. (the “Company”) entered into subscription agreements with certain investors, including two of the Company’s directors (the “Investors”), for the sale of (i) an aggregate of 3,433 shares of the Company’s Series C Convertible Redeemable Preferred Stock , par value $0.01 per share (the “Series C Preferred Stock”) and (ii) Class M warrants to purchase an aggregate of 17,165,000 shares of the Company’s common stock (the “Class M Warrants”), for gross proceeds of approximately $3.4 million (the “Private Placement”).  The Series C Preferred Stock and the Class M Warrants were offered and sold in a private placement transaction exempt from registration under Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).  Each Investor represented that it was an accredit investor within the meaning of the Securities Act and had reviewed all information about the Company necessary to make an informed investment decision.

On February 17, 2017, the Company filed a Statement of Designation for the Series C Preferred Stock (the “Statement of Designation”) with the Secretary of State of the State of Texas, which sets forth the terms of the Series C Preferred Stock.  The Series C Preferred Stock accrues dividends at a rate of 6% per annum, payable annually on February 17 of each year, commencing on February 17, 2018.  The Series C Preferred Stock are convertible at the option of the Investors at any time into shares of the Company's common stock at an initial conversion price equal to $0.10 per share, subject to adjustment as set forth in the Statement of Designation.  At any time after February 17, 2019, if the volume-weighted average closing price of the Company’s common stock over a period of 90 consecutive trading days is greater than $0.25 per share, the Company may redeem all or any portion of the outstanding Series C Preferred Stock at the original purchase price per share plus any accrued and unpaid dividends, payable in shares of common stock.  All outstanding shares of Series C Preferred Stock will be redeemed by the Company on February 17, 2022 at the original purchase price per share, payable in cash or shares of common stock, at the option of the holder.  Holders of Series C Preferred Stock do not have any voting rights, except as required by law and in connection with certain events as set forth in the Statement of Designation.

The Class M Warrants are immediately exercisable at an exercise price of $0.12 per share, subject to adjustment as set forth in the warrant, and have a term of five years.

In connection with the Private Placement, the Company and the Investors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain piggyback registration rights with respect to the underlying common stock to be issued pursuant to the terms of the Series C Preferred Stock and upon exercise of the Class M Warrants. The Registration Rights Agreement contains customary indemnification and contribution provisions.

The foregoing descriptions of the Statement of Designation, the Class M Warrants and the Registration Rights Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of the documents which are attached hereto as Exhibits 3.1, 4.1 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02.

Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated by reference in this Item 3.02.

Item 5.03.

Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 1.01 is incorporated by reference in this Item 5.03.

Item 9.01.

Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1	Statement of Designation of the Series C Convertible Redeemable Preferred Stock of International Isotopes Inc.
4.1	Form of Class M Warrant.
10.1	Registration Rights Agreement, dated February 17, 2017, among International Isotopes Inc. and the investors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2017	International Isotopes Inc.

	By:	/s/ Steve T. Laflin
Steve T. Laflin President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Statement of Designation of the Series C Convertible Redeemable Preferred Stock of International Isotopes Inc.
4.1	Form of Class M Warrant.
10.1	Registration Rights Agreement, dated February 17, 2017, among International Isotopes Inc. and the investors party thereto.